SHARPROCK

CONSULTING CONTRACT

THIS AGREEMENT made with effect as of the1st day of July, 2011 (the "Effective Date").

BETWEEN: **CRAIG ALFORD,**
A resident of the Province of Ontario
(Hereinafter referred to as the "Consultant")

AND: **SHARPROCK RESOURCES INC.**
A corporation existing under the laws of the State of Nevada
(Hereinafter called the "Company")

WHEREAS the Company and the Consultant have negotiated an arrangement wherein the Consultant will be available to provide consulting services as requested by and for the benefit of the Company;

AND WHEREAS the terms set out in this Agreement shall be effective from the Effective Date and the Consultant shall be entitled to payment in accordance with the payment terms set out herein;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto intending to be legally bound do hereby agree as follows:

1) **Consulting Services.** Commencing on the Effective Date, the Company agrees to retain the Consultant (who agrees to be retained by the Company), as a consultant to the Company and to provide such consulting services as requested by and for the benefit of the Company (hereinafter the "Consulting Services").

2) **Term.** The Consulting Services and the Consultant's availability therefore shall commence on the Effective Date and shall continue thereafter for a period of 6 months. By accepting this Agreement the Consultant commits to be available to perform the Consulting Services for the full duration of the Term.

3) **Termination.** The Company may terminate this Agreement and the Consulting Services summarily at any time for any just causewithout paying the Consultant any further amounts of the Fee (as defined in paragraph 4 below). In the event the Company terminates this Agreement at any time during the Termother than for just cause, it shall pay the Fee (as defined in paragraph 4 below) that would have been paid to the Consultant for the balance of the Term.

   For the purposes of this Agreement "Cause" means the occurrence of any of

   a) negligence or wilful misconduct by the Consultant in the performance of, or failure to perform, the Consulting Services;

b) any act or omission by the Consultant which constitutes fraud, dishonesty, breach of trust or theft, whether or not involving the funds, property, business or affairs of the Company;

c) any act or omission by the Consultant which constitutes conduct that damages, or which could damage, the business, reputation or goodwill of the Company;

d) a material breach by the Consultant of any provision of this Agreement;

e) a material violation by the Consultant of any applicable securities laws.

4) **Consulting Fees.** In order to maintain the Consultant's availability to perform Consulting Services, the Company shall pay to the Consultant a monthly fee of CDN$15,000 (the "Fee"). The Consultant shall provide invoices on a timely basis and all amounts owing by the Company shall be paid to the Consultant monthly not later than 30 days following receipt of the applicable invoice. The Consultant acknowledges that he is not eligible for any benefits or perquisites from the Company other than as specifically set out in this Agreement.

5) **Binding the Corporation.** The Consultant shall not, without the prior written consent of the Company, enter into any contract or commitment in the name of or on behalf of the Company or bind the Company in any respect whatsoever.

6) **Expenses.** The Consultant will be reimbursed for all expenses that are necessarily incurred in the course of fulfilling the task(s) assigned to him by the Company and providing the documentation necessary to verify them, including but not limited to travel, accommodations, traveler's medical and related insurance etc. No individual expenditures in excess of CDN $500 will be incurred by the Consultant prior to obtaining verbal approval from the Company and no individual expenditures in excess of CDN $1,000 will be incurred prior to obtaining written approval from the Company, unless the Company waives this requirement, in writing.

7) **No Sub-Contracting.** The Consultant agrees that he will not sub-contract any of the Consulting Services nor assign the Agreement nor delegate any portion of the Consulting Services without the Company's prior written consent. The Consultant will notify the Company if such sub-contracting is required in order to be able to complete the Company's appointed task, prior to accepting it.

8) **Independent Consultant.** The parties acknowledge and agree that in performing the Consulting Services, the Consultant is not an employee of the Company but is performing services as an independent contractor. The Consultant acknowledges and agrees that the Company shall not be required to make any deductions or contributions in respect of his engagement (including but not limited to unemployment insurance, pension plan, workers' compensation, employer health tax or similar levies).

9) **Confidentiality.** Unless required by law to do so, the Consultant shall not disclose to any person and shall not use for his own purposes or for any purposes other than for the benefit of the Company any confidential information concerning the Company or any such information the Consultant acquired in relation to any of the business, plans or prospects of the Company. The provisions of this paragraph 9 shall apply before and subsequent to the termination of this Agreement.

10) **Proprietary Information.**

a) All reports, research, working papers, data, procedures, computer programs, and other material or information produced or created in the performance of the services by the Consultant (all of which are hereafter called the "Property") shall constitute the Property of the Company and may not be published or released without the Company's prior written consent. The Consultant agrees to deliver the Property and all copies thereof to the Company forthwith upon request.

b) Upon termination of this Agreement, however caused, the Consultant will return to the Company all the Property belonging to the Company, including all confidential information, which may be in his possession.

11) **Non-Competition.** The Consultant covenants and agrees with the Company that, without the prior written authorization of the Company, he will not for himself, nor will he permit any person controlled by him, for a period of one year following the termination of this Agreement, either directly or indirectly, for himself or itself, or through, on behalf of, or in conjunction with any person divert or attempt to divert any business of the Company or any of its affiliates to any competitor of the Company or other third party, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Company or its affiliates.

12) **General.**

a) The parties hereto covenant and agree to execute such instruments or other documents and to take such actions as they may deem necessary or desirable to give full effect to the terms and conditions of this Agreement.

b) This Agreement shall be interpreted and construed in accordance with the laws of the State of Nevada, to which jurisdiction the parties attorn notwithstanding their current domicile or domicile in the future.

c) This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal personal representatives, successors and assigns.

d) If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected nor impaired but shall be enforced in accordance with their terms.

e) This Agreement represents the entire agreement between the parties with respect to the subject matter hereof.

Any notice to be made or given in connection with this Agreement shall be made or given in writing and may be made by personal delivery or fax addressed to the recipient as follows, or such other address or individual as may be designated by notice by either party to the other. Any notice made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery and if made or given by fax, on the day, other than a Saturday, Sunday or statutory holiday in Nevada, confirmation of delivery is obtained:

To the Consultant:

CRAIG ALFORD
69 Regent Street
Thunderbay, ON P7A 5G7, Canada

Tel: +1-807-251-2345
Email: calford@tbaytel.net

To the Company:

SHARPROCK RESOURCES INC.
Suite 500, 666 Burrard Street
Vancouver, BC V6C 3P6

Tel: +1-604-642-6177
Fax: +1-604-642-6168
Email: harpsangha@shaw.ca

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

For the Consultant:

CRAIG ALFORD

Craig Alford

SHARPROCK

For the Company:

SHARPROCK RESOURCES INC.

Harp Sangha, CEO